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                                                                    EXHIBIT 10.8



                           NONQUALIFIED STOCK OPTION


         NONQUALIFIED STOCK OPTION AGREEMENT dated as of January 30, 1998, between HUSSMANN INTERNATIONAL, INC., a Delaware corporation (the "Corporation"), and Richard G. Cline, Chairman of the Board of the Corporation (the "Holder").


     WHEREAS, the Corporation and Holder have entered into that certain letter agreement dated December 30, 1997 (the "December 30 Agreement") which agreement confirms the arrangement and terms under which Holder shall serve as Chairman of the Board of the Corporation; and

     WHEREAS, the December 30 Agreement includes as part of the compensation to Holder the grant of a 10-year nonqualified option to purchase 200,000 shares of the Corporation's common stock at the closing price per share on the New York Stock Exchange on the Distribution Date (the "Closing Price") as defined in the December 30 Agreement and subsequently determined to be January 30, 1998; and

     WHEREAS, the Board of Directors of the Corporation has duly made all determinations necessary or appropriate to the grant hereof;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

     1. The Corporation hereby irrevocably grants to the Holder, the right and option (the "Option"), to purchase 200,000 shares of Common Stock of the Corporation on the terms and conditions herein set forth.

     2. For each of said shares purchased, the Holder shall pay to the Corporation $13.66 per share (the "Option Price"), being the Closing Price on the Distribution Date.

     3. Subject to the provisions of paragraph 6 hereof, this Option shall expire at 5:00 p.m., St. Louis time, on January 30, 2008 (the "Expiration Date") and shall become exercisable as to 100,000 shares on January 30, 1999, and as to all shares covered by this Option and not theretofore purchased on January 30, 2000. The Corporation shall not be required to issue any fractional shares upon exercise of this Option.

     4. This Option may be exercised only by one or more notices in writing of the Holder's intent to exercise this Option, accompanied by payment by check to the Corporation in an amount equal to the aggregate Option Price of the total number of whole shares then being purchased. Unless otherwise specified by the Corporation, each such notice and check shall be delivered to the Treasurer of the Corporation, at the


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principal office of the Corporation or, at the risk of the Holder, mailed to the Treasurer at said office.

     5. This Option is not transferable by the Holder otherwise than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Corporation and may be exercised, during the lifetime of the Holder, only by the Holder.

     6. In the event of the termination of service of the Holder as Chairman of the Board of the Corporation for Cause (as defined in the December 30 Agreement) or the voluntary resignation by Holder from the position of Chairman without the written consent of the Corporation prior to January 30, 2000, then this Option shall be exercisable only to the extent it is exercisable on the effective date of the Holder's termination of service and may thereafter be exercised by the Holder, his personal representatives or distributees as the case may be until the Expiration Date.

     7. In the event of the termination of service of the Holder while serving as Chairman of the Board of the Corporation for any reason other than for Cause or the voluntary resignation by Holder from the position of Chairman without the written consent of the Corporation prior to January 30, 2000, then this Option shall become fully exercisable as of the effective date of the Holder's termination of service and may thereafter be exercised by the Holder, his personal representatives or distributees as the case may be until the Expiration Date.

     8. Prior to the termination of this Option, in the event of a stock split, stock dividend, reverse stock split, spin-off, split-up, recapitalization, merger, consolidation, combination, exchange of shares, or the like, then the aggregate number and class of shares thereafter subject to this Option and the Option Price thereof, and the number and class of shares reserved for issuance pursuant to exercise hereof, shall be appropriately adjusted in such manner as the Management Resources and Compensation Committee of the Board of Directors shall determine to be equitable and consistent with the purposes of the Agreement and this Option, subject to resolution of any dispute pursuant to the provisions of paragraph 9 of the December 30 Agreement. Such determination shall be conclusive for all purposes of this Option.

     9. This Option and each and every obligation of the Corporation hereunder are subject to the requirement that if at any time the Corporation shall determine, upon advice of counsel, that the listing, registration, or qualification of the shares covered hereby upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting of this Option or the purchase of shares hereunder, this Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Corporation.

     10. In the event of a "change in control" or a "Pooling Transaction", as those terms are defined in the Corporation's Stock

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Incentive Plan ("Plan"), this Option shall become immediately exercisable in full and the Holder shall have all of the rights specified in Paragraph 10(B) and, if applicable, Paragraph 10(D) of the Plan.

     11. Nothing herein contained shall confer on the Holder any of the rights of a shareholder with respect to any of the shares subject to this Option until such shares shall be issued upon the exercise of this Option.

     IN WITNESS WHEREOF, this Nonqualified Stock Option Agreement has been duly executed by the Corporation and the Holder as of the day and year first above written.



                                            HUSSMANN INTERNATIONAL, INC.


                                       By:  __________________________
                                            Vice President



                                            __________________________
                                            Richard G. Cline


11/97



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